10.B Executive Retention Plan - Resolution adopted by the Human Resources
     Committee on May 26, 2000

          RESOLVED, that an executive cash retention plan for the benefit of the senior executives of this Corporation and its subsidiaries, substantially in the form attached hereto (the "Retention Plan") is hereby approved;

          FURTHER RESOLVED, that each of the President and Chief Executive Officer, the Senior Vice President-Human Resources and the Secretary or any Assistant Secretary are individually authorized to cause this Corporation and its subsidiaries to implement the Retention Plan and to execute, deliver and enter into any other necessary agreements, undertakings, documents or other instruments necessary or desirable in connection with the implementation of the Retention Plan, (together with such changes, if any, as are approved in writing by the Chair of this Committee) and to perform or to cause this Corporation and its subsidiaries to perform any act or thing in connection with the Retention Plan; and

          FURTHER RESOLVED, that such officers are individually authorized to effect further changes, additions or deletions to the terms of the Retention Plan as such officers, or any one or more of them, deem necessary or appropriate for the full implementation of the Retention Plan as approved.

DESIGN

Cash payable upon the earlier of (i) involuntary termination or six months following a Change of Control (as defined in the summary attached hereto) or
(ii) 24 months from the time of grant:

     - Provides six-month period of stability following the Change of Control.

     - Provides 24-month retention of team in the event that no Change of Control occurs.

     - Award payable upon an involuntary termination not for "cause" (as defined in the summary attached hereto) or for "good reason".

     -    Awards paid pro-rata on death or long-term disability.

     -    Good reason termination limited to:

          -    Reduction in base pay; or
          -    Being required to move more than 30 miles.

AWARDS AND DISTRIBUTION

The Company shall fund a cash pool to pay the Awards as follows:

EXECUTIVE                                                       AWARD
---------                                                       -----
Breyne                                                        $3,000,000
Bonano                                                        $2,000,000
Fields                                                        $2,000,000
Korte                                                         $2,000,000
Smalis                                                        $2,000,000
Hallinan                                                      $2,000,000
Marszowski                                                    $2,000,000
Bruns                                                         $1,000,000
Roche                                                         $1,000,000
Smythe                                                        $1,000,000
Tashlik                                                       $1,000,000
Webster                                                       $1,000,000
TOTAL                                                        $20,000,000

This summary is intended to explain the attached definitions in plain English. The terms of the plan will control in case of any conflicts with this summary.

A CHANGE OF CONTROL occurs if any of the following events occurs:

     1. If a person or group of persons acting together acquire more than 20% of FINOVA's common stock or total voting interest, unless (1) those shares were bought or sold by FINOVA itself or one of its benefit plans, or (2) the purchase is made by a corporation that satisfies the exception noted after item 3.

     2. A majority of the members of our Board of Directors cease to remain as directors, although replacement members approved by the current Board members will not trigger this provision.

     3. If our shareowners approve a merger, reorganization, sale of all or most of our assets, unless the following exception is satisfied.

          EXCEPTION TO ITEMS 1 AND 3:

          A Change of Control will not have occurred in items 1 or 3 if all of the following conditions are satisfied:

               a. Our shareowners just before the Change of Control continue to own at least 60% of our stock or voting interests in approximately the same proportion as before.

               b. No person or group of related persons own 20% or more of our shares or voting interests.

               c. Our Board members (including approved replacement members as noted above) continue to represent a majority of the resulting Board.

     4. If our shareowners approve a complete liquidation or dissolution of FINOVA.


CAUSE exists if any of the following events occur:

     1. You fail to perform your duties after a written demand to perform is delivered to you that identifies the performance issues.

     2. You willfully engage in illegal conduct or gross misconduct that could injure FINOVA. Willful conduct requires that you have acted in bad faith or without reasonable belief that the conduct is in FINOVA's best interests.

          DEFINITION OF CHANGE OF CONTROL: For purposes of this Plan, a "Change of Control" shall mean any of the following events:

     (a) The acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Corporation (the "Outstanding Corporation Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the "Outstanding Corporation Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisition shall not constitute a Change of Control: (i) any acquisition directly from the Corporation,
          (ii) any acquisition by the Corporation other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Corporation,
          (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i),
          (ii) and (iii) of subsection (c) of this Section 4; or

     (b) individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Corporation's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as through such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

     (c) approval by the shareholders of the Corporation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Corporation or all or substantially all of the Corporation's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be, (ii) no Person (excluding any employee benefit plan (or related trust) of the Corporation or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and
          (iii) at least a majority of the members of the Board of Directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

     (d) approval by the shareholders of the Corporation of a complete liquidation or dissolution of the Corporation.

     DEFINITION OF CAUSE:

     (a)  For purposes of this Plan, "cause" shall mean:

          (i) the willful and continued failure of the Executive to perform substantially the Executive's duties with the Corporation or one of its affiliates (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Executive by the Board or the Chief Executive Officer of the Corporation which specifically identifies the manner in which the Board or Chief Executive Officer believes that the Executive has not substantially performed the Executive's duties, or

          (ii) the willful engaging by the Executive in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Corporation. For purposes of this provision, no act or failure to act, on the part of the Executive, shall be considered "willful" unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive's action or omission was in the best interests of the Corporation. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the instructions of the Chief Executive Officer or a senior officer of the Corporation or based upon the advise of counsel for the Corporation shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Corporation. The cessation of employment of the Executive shall not be deemed to be for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to the Executive and the Executive is given an opportunity, together with counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, the Executive is guilty of the conduct described in subparagraph (i) or (ii) above, and specifying the particulars thereof in detail.